Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

IZEA Worldwide, Inc.
Orlando, Florida
We hereby consent to the incorporation by reference in the Registration Statements on (i) Post-Effective Amendment Number 3 on Form S-1 (File No. 333-195081), (ii) Post-Effective Amendment Number 3 on Form S-1 (File No. 333-191743), (iii) Post-Effective Amendment Number 2 on Form S-1 (File No. 333-197482), (iv) Form S-8 (File No. 333-196511), (v) Form S-8 (File No. 333-219407), (vi) Form S-8 (File No. 333-229304), (vii) Form S-8 (333-235677), (viii) Form S-3 (333-238619), and (ix) Form S-8 (333-252020) of IZEA Worldwide, Inc. of our report dated March 31, 2022, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ BDO USA, LLP

Orlando, Florida
March 31, 2022